Exhibit 10.1

STOCK REPURCHASE AGREEMENT

BY AND BETWEEN

WRG ASBESTOS PI TRUST

AND

SEALED AIR CORPORATION

DATED AS OF JUNE 6, 2014

Table of Contents

		Page

	ARTICLE I

	REPURCHASE

Section 1.1	Repurchase of Common Stock	1
Section 1.2	Closing	1
Section 1.3	Deliveries	1

	ARTICLE II

	REPRESENTATIONS AND WARRANTIES OF THE TRUST

Section 2.1	Title to Repurchase Shares	2
Section 2.2	Authority Relative to this Agreement	2
Section 2.3	Approvals	2
Section 2.4	Receipt of Information	3

	ARTICLE III

	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1	Authority Relative to this Agreement	3
Section 3.2	Approvals	3
Section 3.3	Funds	3

	ARTICLE IV

	ADDITIONAL AGREEMENTS

Section 4.1	Additional Agreements	4
Section 4.2	Announcements	4
Section 4.3	Dividends	4

	ARTICLE V

	CONDITIONS TO CLOSING OF THE COMPANY

Section 5.1	Representations and Warranties	4
Section 5.2	Performance	4
Section 5.3	Closing Certificate	4
Section 5.4	Deliverables	4
Section 5.5	Completion of Secondary Offering	4

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STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 6, 2014, between WRG Asbestos PI Trust, a Delaware statutory trust (the “Trust”), and Sealed Air Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Trust owns 18,000,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), (such shares of Common Stock, collectively, the “Trust Shares”);

WHEREAS, the Company and the Trust propose to enter into a transaction whereby the Trust shall sell to the Company and the Company shall purchase from the Trust certain Trust Shares, as set forth in this Agreement (the “Repurchase Transaction”);

WHEREAS, the Trust propose to sell through an underwritten public offering (the “Secondary Offering”) registered with the Securities and Exchange Commission (the “SEC”) certain other Trust Shares (the “Secondary Offering Shares”) representing an aggregate price to the [underwriter]/[underwriters] of not less than $75,000,000; and

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

REPURCHASE

Section 1.1 Repurchase of Common Stock. The Company shall purchase from the Trust, under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), and the Trust shall sell to the Company such aggregate number of shares of Common Stock (the “Repurchase Shares”) equal to $130,000,000 (the “Purchase Price”), divided by the price per share of the Common Stock paid by the underwriter or underwriters, as applicable (the “Secondary Share Price”) to the Trust in the Secondary Offering and rounded down for any fraction of a share.

Section 1.2 Closing. The closing (the “Closing”) of the Repurchase Transaction shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, immediately subsequent to the satisfaction or waiver of the conditions set forth in Articles V and VI herein (with the date upon which such satisfaction or waiver occurs being referred to here as the “Closing Date”) or at such other time, date or place as the Trust and the Company may agree in writing.

Section 1.3 Deliveries.

(a) At the Closing, the Trust agrees that it shall take all necessary arrangements to transfer the Repurchase Shares free and clear of any Lien (as defined below), except for any Permitted Lien (as defined below), to the Company directly, or to or through a designated agent of the Company, so that the transfer of the Repurchase Shares to the Company is properly reflected on the books and records of the Company, and shall deliver or cause to be delivered to the Company two duly completed and executed original copies of Internal Revenue Service (the “IRS”) Form W-9 or IRS Form W-8BEN, as applicable (collectively, the “Trust Closing Deliveries”).

(b) At the Closing, the Company shall deliver to the Trust (collectively, the “Company Closing Deliveries”) the Purchase Price, payable by wire transfer of immediately available funds to an account or accounts that the Trust shall designate in writing at least two Business Days prior to the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE TRUST

The Trust represents and warrants to the Company, as follows:

Section 2.1 Title to Repurchase Shares. The Trust owns and at the Closing shall deliver the Repurchase Shares, free and clear of any option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, tax, claim or charge of any kind or right of others of whatever nature (collectively, a “Lien”), except for any Lien resulting from this Agreement or arising out of, resulting from or in connection with an agreement, arrangement or understanding between the Trust and the Company and any restriction or encumbrance resulting from any federal or state securities statute, law, rule or regulation (collectively, “Permitted Liens”).

Section 2.2 Authority Relative to this Agreement. The Trust has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Trust and the consummation by the Trust of the transactions contemplated hereby, including the sale of the Repurchase Shares, has been duly authorized by the trustees of the Trust (the “Trustees”) and no other trust or other proceedings or other actions, as applicable, on the part of the Trust is necessary to authorize this Agreement or for the Trust to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by the Trust and constitutes the valid and binding obligations of the Trust, enforceable against the Trust in accordance with its terms, except as the same may be limited by the terms of this Agreement, applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

Section 2.3 Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by the Trust for the execution, delivery or performance by the Trust of this Agreement or the consummation by the Trust of the transactions contemplated hereby.

Section 2.4 Receipt of Information. The Trust has received all the information it considers necessary or appropriate for deciding whether to consummate the Repurchase Transaction. The Trust has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Repurchase Transaction and the business and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The Trust has not received, nor is it relying on, any representations or warranties from the Company other than as provided herein, and the Company hereby disclaims any other express or implied representations or warranties with respect to itself.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Trust, as follows:

Section 3.1 Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the purchase of the Repurchase Shares, have been duly authorized by the Company’s board of directors, and no other corporate, stockholder or other proceedings or other actions on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by the terms of this Agreement, applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

Section 3.2 Approvals. No material consent, approval, authorization or order of, or registration, qualification with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

Section 3.3 Funds. The Company will have as of the Closing sufficient cash available to pay the Purchase Price to the Trust on the terms and conditions contained herein, and there will be no restriction on the use of such cash for such purpose.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Additional Agreements. The parties shall and shall cause their subsidiaries, if any, to take such action and execute, acknowledge and deliver such agreements, instruments and other documents as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.

Section 4.2 Announcements. The Trust shall not make any public announcements or otherwise communicate with any news media or any potential purchaser of the Common Stock with respect to this Agreement or any of the transactions contemplated hereby without prior consent of the Company, other than any filing with the SEC required under the Securities Act or the Exchange Act in connection with the execution of and consummation of the transactions contemplated by this Agreement.

Section 4.3 Dividends. The parties hereto acknowledge and agree that the Trust shall have all right, title and interest in and to any and all dividends on the Common Stock declared by the Board of Directors of the Company prior to the date of this Agreement, but not otherwise paid by the Company to the Trust prior to the Closing Date.

ARTICLE V

CONDITIONS TO CLOSING OF THE COMPANY

The obligation of the Company to purchase the Repurchase Shares at the Closing is subject to the fulfillment on or prior to the Closing of each of the following conditions:

Section 5.1 Representations and Warranties. Each representation and warranty made by the Trust in Article II above shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Section 5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Trust on or prior to the Closing Date shall have been performed or complied with by the Trust in all respects.

Section 5.3 Closing Certificate. The Trust shall have delivered to the Company a certificate, dated the Closing Date and signed by an authorized signatory of the Trust, certifying to the effect that the conditions set forth in Sections 5.1 and 5.2 have been satisfied. Such certificate shall not create any personal (as opposed to entity) liability.

Section 5.4 Deliverables. The Trust shall have delivered at or prior to the Closing to the Company the Trust Closing Deliveries.

Section 5.5 Completion of Secondary Offering. The Secondary Offering shall have been consummated in accordance with the terms and conditions of any underwriting or purchase agreement entered into in connection therewith.

ARTICLE VI

CONDITIONS TO CLOSING OF THE TRUST

The obligation of the Trust to sell the Repurchase Shares to the Company at the Closing is subject to the fulfillment on or prior to the Closing of each of the following conditions:

Section 6.1 Representations and Warranties. Each representation and warranty made by the Company in Article III above shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Section 6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all respects.

Section 6.3 Certificate. The Company shall have delivered to the Trust a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied. Such certificate shall not create any personal (as opposed to entity) liability.

Section 6.4 Deliverables. The Company shall have delivered at or prior to Closing to the Trust the Company Closing Deliveries.

Section 6.5 Purchase Price. The Company shall have delivered at or prior to Closing to the Trust or its designee or designees the applicable Purchase Price, payable by wire transfer of immediately available funds to the account or accounts that the Trust shall designate at least two Business Days prior to the date of Closing.

Section 6.6 Completion of Secondary Offering. The Secondary Offering shall have been consummated in accordance with the terms and conditions of any underwriting or purchase agreement entered into in connection therewith.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Termination. This Agreement may be terminated prior to the Closing as follows: (i) at any time on or prior to the Closing, by mutual written consent of the Company and the Trust or (ii) at the election of either the Company or the Trust by written notice to the other party hereto after 5:00 p.m., New York time, on June 20, 2014, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the Trust; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to a party whose failure or whose subsidiaries’ or affiliate’s failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of or resulted in the failure of the Closing to occur on or before such date.

Section 7.2 Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 7.3 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms

Section 7.4 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 7.5 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 7.6 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

Section 7.7 No Third Party Beneficiaries. No Person other than the parties hereto shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to, or will, confer on any Person other than the parties hereto any rights, benefits or remedies.

Section 7.8 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 7.9 Specific Performance. Each of the Trust, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the Trust, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, without the posting of any bond, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. Such remedy shall not be deemed to be the exclusive remedy for a breach of this letter agreement, but shall be in addition to all other remedies available at law or equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 7.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Sealed Air Corporation

200 Riverfront Boulevard

Elmwood Park, New Jersey 07407-1033

Facsimile: (201) 703-4113

Attention: Norman D. Finch Jr.

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Facsimile: (212) 735-2000

Attention: Laura Kaufmann Belkhayat, Esq.

If to the Trust:

WRG Asbestos PI Trust

c/o ARPC

1220 19th Street, NW

Washington, D.C. 20036

Facsimile: (202) 797-3619

Attention: John Brophy

with a copy (which shall not constitute notice) to:

Kaplan, Strangis and Kaplan, P.A.

90 S 7th St, Minneapolis

MN 55402

Facsimile: (612) 375-1143

Attention: James C. Melville, Esq.

and

Keating Muething & Klekamp PLL

1 East Fourth Street, Suite 1400

Cincinnati, Ohio 45202

Facsimile: 513-579-6457

Attention: Edward E. Steiner, Esq.

Section 7.11 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof that would require the application of the laws of a jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably and unconditionally agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder or relating hereto, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or relating hereto brought by the other party hereto shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party further irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any legal action or proceeding arising out of or relating to this Agreement.

Section 7.12 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder (or under any successor statute). “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder (or under any successor statute).

Section 7.13 Non-Recourse to the Trustees. The Company acknowledges and agrees that, in the absence of fraud by a Trustee, it shall have no claims of any nature whatsoever against any of the Trustees (as opposed to the Trust) in connection with the purchase and sale transaction contemplated by this Agreement. In the absence of fraud by a Trustee (in which case only that Trustee, and not any of the other Trustees) shall have any liability, the Trustees shall have no liability to the Company or to any party claiming by or through the Company for or with respect to any matter arising under or relating to the purchase and sale transaction contemplated by this Agreement. This Section 7.13 is of the essence of this Agreement and the Trust would not have entered into this Agreement without this Section 7.13.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Repurchase and Offering Agreement to be duly executed and delivered as of the date first above written.

WRG ASBESTOS PI TRUST

By:	/s/ Lewis R. Sifford
Name:	Lewis R. Sifford
Title:	Managing Trustee, WRG Asbestos PI Trust

[Signature Page to Stock Repurchase Agreement]

SEALED AIR CORPORATION

By:	/s/ Carol P. Lowe
Name:	Carol P. Lowe
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Stock Repurchase Agreement]